Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-215529) of Navios Maritime Partners LP and in the related Prospectus of our report dated March 8, 2019, with respect to the consolidated financial statements of Navios Maritime Containers LP, included as an exhibit in this Amendment No. 1 to the Annual Report (Form 20-F/A) for the year ended December 31, 2018.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

August 19, 2019